SECURITIES AND EXCHANGE COMMISSION

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGNOLIA LANE INCOME FUND

(Exact Name of Small Business Issuer in its Charter)

Delaware	4911
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

7 Grove Street

Topsfield, MA 01983

Tel. No.: (978) 887-5981

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman Lakind Blumstein & Blader, PC

101 Grovers Mill Road, Second Floor

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400

 Fax No.: (609) 555-0969

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001 per share	107,814	$7	$754,698	$87.70
Total	107,814	$7	$754,698	$87.70

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)           The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act. Our common stock is not traded on an established public market and, therefore, these shares must be sold at a fixed price until the existing market requirement is satisfied. The offering price is based on the fixed price our selling shareholders will be offering the shares for resale.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

This Registration Statement contains one preliminary prospectus as set forth below:

●	Resale Prospectus. This preliminary prospectus is to be used by the selling security holders in connection with a potential resale by certain seller security holders of up to an aggregate of 107,814 shares of the registrant’s common stock, par value $0.0001, per share consisting of: (i) 53,907 shares of common stock, par value $0.0001 and (ii) 53,907 shares of common stock, par value $0.0001.

PRELIMINARY PROSPECTUS	Subject to completion, dated August 20, 2015

MAGNOLIA LANE INCOME FUND

107,814 SHARES OF COMMON STOCK

This preliminary prospectus is to be used by certain investors (the “Selling Security Holders”) in connection with a potential resale by certain seller security holders of up to an aggregate of 107,814 shares of Magnolia Lane Income Fund (the “Company”) common stock, par value $0.0001, per share (the “Common Stock”) consisting of: (i) 53,907 shares of common stock, par value $0.0001 and (ii) 53,907 shares of common stock, par value $0.0001.

Our common stock is quoted on the Over-The-Counter Pink Market (“OTC PINK”) under the ticker symbol “MIFC”. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. The price of $7.00 is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted on the OTCQB or other established public trading market at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is August 20, 2015

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Magnolia Lane,” “MIFC,” “Company,” “we,” “us” and “our” refer to Magnolia Lane Income Fund.

Overview

Magnolia Lane Income Fund was incorporated in the state of Delaware on May 12, 2009. We were formed to commence business as a stock agent in the wool trade.

On May 13, 2013, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Ian Raleigh and Michael Raleigh (the “Sellers”) and Magnolia Lane Financial, Inc. (the “Purchaser”), whereby the Purchaser purchased from the Sellers, 10,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), representing approximately 69.57% of the issued and outstanding shares of the Company. As a result, the Purchaser became the majority shareholder of the Company.

In connection with the Stock Purchase Agreement, we have ceased pursuing our prior business plan and have begun focusing on our new business which is to manage and invest in real property.  Our current Chief Executive Officer and sole director, Brian Woodland, has numerous years in the real estate acquisition, syndication and asset management business. We intend to acquire real estate in small markets with high degrees of safety to provide income streams to our shareholders.  In addition, we will develop property, syndicate, manage and acquire property for capital appreciation.

In connection with this change of control and change of business, we have conducted a name change and reverse stock split. On August 1, 2013, we filed a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) to change its name from “Palmerston Stock Agency, Inc.” to “Magnolia Lane Income Fund” (the “Name Change”) and to memorialize a 8 to 1 reverse stock split (the “Stock Split”). The Amendment was effective as of August 1, 2013.

On August 12, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate the Name Change and Stock Split.  FINRA also confirmed that the new stock symbol is MIFC.

Where You Can Find Us

Our principal executive offices are located at 7 Grove Street, Topsfield, MA 01983. Our telephone number is (978) 887-5981.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

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THE OFFERING

Securities Offered	107,814 shares of Common Stock, par value $0.0001, per share (the “Common Stock”) consisting of: (i) 53,907 shares of common stock, par value $0.0001 and (ii) 53,907 shares of common stock, par value $0.0001. The Shares of Common Stock are fully vested and exercisable immediately.

Common stock outstanding before the offering:	1,796,875

Common stock outstanding after the offering:	1,796,875

Offering Price:	Fixed Price of $7.00 until our Common Stock is quoted on the OTCQB or other established public trading market at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Termination of the Offering:	The offering will conclude upon such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

OTC PINK Trading Symbol:	MIFC

Use of proceeds:	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors:	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

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RISK FACTORS

The shares of our common stock being offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Relating to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in May, 2009. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the potentially highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Our accounting firm’s opinion on the Company’s April 30, 2014 consolidated financial statements include an explanatory paragraph relating to the Company’s ability to continue as a going concern.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

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In order to achieve the above-mentioned targets, the general strategies of our Company are to maintain and search for hard-working employees who have innovative initiatives; as well as to keep a close eye on expansion opportunities through merger or and/or acquisition.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake expansion or continue our marketing efforts and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs; accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products and/or services by our competition; (iii) the level of our investment in research and development;  (iv) the amount of our capital expenditures, including acquisitions, and (v) our growth. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR OFFICERS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Brian Woodland, our President, CEO and Director.  The loss of services of Mr. Woodland could have a material adverse effect on our business, financial condition or results of operation.

NEED FOR ADDITIONAL EMPLOYEES

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and the management and operation of the Company will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. As our industry continues to evolve, competition for skilled personnel with the requisite experience will be significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPETE WITH OUR COMPETITORS WHO MAY HAVE GREATER RESOURCES.

The Company could face strong competition from competitors in the property management industry who could duplicate the model.  These competitors may have substantially greater financial, marketing and development resources and other capabilities than the Company. In addition, there are very few barriers to enter into the market for our services.  There can be no assurance, therefore, that any of our competitors, many of whom have far greater resources, will not independently develop services that are substantially equivalent or superior to our services.  Therefore, an investment in the Company is very risky and speculative due to the competitive environment in which the Company operates.

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OUR FUTURE SUCCESS IS DEPENDENT UPON THE FUTURE GENERATION OF A MARKET FOR OUR SERVICE

The Company currently remains and will continue to remain in a position of dependence on the sustainability of the real estate market.  Therefore, an investment in the Company is very risky and speculative due to the uncertain future of the electric vehicle market.

Risks Associated with Our Common Stock

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital.  We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 2) or combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management has identified the following two material weaknesses which have caused management to conclude that as of January 31, 2015 our disclosure controls and procedures were not effective at the reasonable assurance level:

1.	We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to us for the quarter ended January 31, 2015. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

2.	We do not have sufficient resources in our accounting function, which restricts the Company’s ability to gather, analyze and properly review information related to financial reporting in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

To address these material weaknesses, management performed additional analyses and other procedures to ensure that the financial statements included herein fairly present. Our Code of Ethics requires members of our management team to report any conduct by our Chief Executive Officer, believed to be in violation of law or business ethics or in violation of any provision of the Code of Ethics to our audit committee.

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OUR COMMON STOCK IS QUOTED ONLY ON THE OTC BULLENTIN BOARD (“OTC PINK”), WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTC PINK. The OTC PINK is a significantly more limited market than the New York Stock Exchange or the NASDAQ Stock Market. The quotation of our shares on the OTC PINK may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to increase awareness of the Company with investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for loans.

FUTURE ISSUANCE OF OUR COMMON STOCK COULD DILUTE THE INTERESTS OF EXISITNG STOCKHOLDERS.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse affect on the market price of our common stock.

THE APPLICATION OF THE SECURITY AND EXCHANGE COMMISSION’S “PENNY STOCK” RULES TO OUR COMMON STOCK COULD LIMIT TRADING ACIVITY IN THE MARKET, AND OUR STOCKHOLDERS MAY FIND IT MORE DIFFICULT TO SELL THEIR STOCK.

Our common stock continues to trade at less than $5.00 per share and is therefore subject to the Securities and Exchange Commission’s (“SEC”) penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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WE DO NOT INTEND TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND YOU MUST RELY ON INCREASES IN THE MARKET PRICES OF OUR COMMON STOCK FOR RETURNS ON YOUR INVESTMENT.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

USE OF PROCEEDS

All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.” We will not receive any proceeds from the resale of the shares of our common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be at a fixed price of $7.00 per share or as otherwise described in “Plan of Distribution.”

DILUTION

The Company is not issuing any new shares as a result of this Offering. Therefore, the Common Stock in the amount of 107,814 shares to be registered in this prospectus has no effect on the dilution of the existing common shares outstanding in the amount of 1,796,875.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the Selling Security Holders consist of 107,814 shares of Common Stock, par value $0.0001, per share.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 20, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Magnolia Lane Income Fund

Registration of Common Shares

		Common Stock
		Prior to the offering		After the offering
Selling Security Holder	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock (1)	Shares being Offered	Number of Shares of common Stock Beneficially Owned	Percentage of Common Stock (1)
Timothy Dowd	53,907	3.00%	53,907	0	0.00%
PS and CS Family Limited Partnership LLP	53,907	3.00%	53,907	0	0.00%
Total			107,814

To our knowledge, none of the selling stockholders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or
●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates;

(1)	Based on 1,796,875 shares of common stock issued and outstanding as of August 20, 2015.

PLAN OF DISTRIBUTION

This prospectus is to be used by the selling security holders in connection with a potential resale by certain seller security holders of up to an aggregate of 107,814 shares of the registrant’s Common Stock, issuable upon the effectiveness of this registration statement.

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of our common stock may be offered and sold by selling stockholders at a fixed price of $7.00 per share until our common stock is quoted on either the OTCQB or other established public trading market and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed ten percent (10%).

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Authorized Capital and Preferred Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of August 20, 2015, there were 1,796,875 shares of common stock outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

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Preferred Stock

Preferred stock includes 100,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of April 30, 2014 and 2013 and each of the years then ended included in this prospectus and the registration statement have been audited by Baker Tilly Virchow Krause, LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Szaferman Lakind Blumstein & Blader, PC, Lawrenceville, New Jersey.

DESCRIPTION OF BUSINESS

Overview

Magnolia Lane Income Fund was incorporated in the state of Delaware on May 12, 2009. We were formed to commence business as a stock agent in the wool trade.

On May 13, 2013, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Ian Raleigh and Michael Raleigh (the “Sellers”) and Magnolia Lane Financial, Inc. (the “Purchaser”), whereby the Purchaser purchased from the Sellers, 10,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), representing approximately 69.57% of the issued and outstanding shares of the Company. As a result, the Purchaser became the majority shareholder of the Company.

In connection with the Stock Purchase Agreement, we have ceased pursuing our prior business plan and have begun focusing on our new business which is to manage and invest in real property.  Our current Chief Executive Officer and sole director, Brian Woodland, has numerous years in the real estate acquisition, syndication and asset management business. We intend to acquire real estate in small markets with high degrees of safety to provide income streams to our shareholders.  In addition, we will develop property, syndicate, manage and acquire property for capital appreciation.

In connection with this change of control and change of business, we have conducted a name change and reverse stock split. On August 1, 2013, we filed a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) to change its name from “Palmerston Stock Agency, Inc.” to “Magnolia Lane Income Fund” (the “Name Change”) and to memorialize a 8 to 1 reverse stock split (the “Stock Split”). The Amendment was effective as of August 1, 2013.

On August 12, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate the Name Change and Stock Split.  FINRA also confirmed that the new stock symbol is MIFC.

Our Operating Strategy

Our business plan is focused on managing real property. Specifically, we intend to acquire real estate in small markets with high degrees of safety to provide income streams to our shareholders. In addition, we will develop property, syndicate, manage and acquire property for capital appreciation.

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On December 23, 2013, a majority shareholder, Magnolia Lane Financial, entered into three separate LLC Membership Interest Purchase and Sale Agreements for the acquisition of two limited liability companies, Grove Realty Partners, LLC and Walker Partners, LLC (the “Acquisition Agreements”). Pursuant to the Acquisition Agreements, Magnolia Lane Financial acquired 100% of the equity interests in Grove Realty Partners, LLC and Walker Partners, LLC. As consideration for the acquisition, Magnolia Lane Financial transferred 134,574 shares of our Common Stock to WS Advantage and Phalanx Wealth Management (the “Consideration Shares”). For purposes of the Acquisition Agreements, the parties valued the shares at $16.60 per share for a total purchase price of $2,233,928. Prior to this transaction, Magnolia Lane Financial owned 1,250,000 shares of our common stock and now owns 1,115,426 shares of our common stock. WS Advantage, LP owns 115,347 shares of our common stock and Phalanx Partners, LLC owns 19,227 shares of our common stock.

Subsequently, on January 16, 2014, we entered into an LLC Membership Interest Purchase and Sale Agreement with Magnolia Lane Financial, Inc. (the “Agreement”). Pursuant to the Agreement, we acquired all rights, title and interest to all assets of Magnolia Lane Financial, including the assets acquired in the Acquisition Agreements, in exchange for $3,000.

As of April 30, 2015, real estate that we own through our subsidiaries consisted of two properties:

7 Grove Street, Topsfield, Ma 01983.

●	Description: 12,000 Square foot, Business Office, Retail and Professional Space
●	Status: Rented at 100% occupancy. Lease term: 3-Year
●	Owner: Grove Realty Partners, LLC
●	Purchase Price: $2.025 million
●	Mortgage Debt as of April 30, 2015: $1,425,982

58 Main Street, Topsfield, Ma 01983

●	Description: 4,000 Square foot, Commercial Building
●	Status: Rented 100% occupancy. Lease term: 3-Year
●	Owner: Walker Partners, LLC
●	Purchase Price: $503,000
●	Mortgage Debt as of April 30, 2015: $542,694

Competition

We believe that we face a lot of competition for properties that meet our investment objectives. Many of our competitors have greater resources than we do. We compete with similarly situated entities engaged in real estate investment activities, including individuals, corporations, banks and insurance company investment accounts, REITs, real estate limited partnerships, the U.S. Government and other entities, to acquire, manage and rent real estate properties. Our competitors may demonstrate significant competitive advantages that result from, among other things, a lower cost of capital, additional access to capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase which would cause our competition to increase.

Government Regulation

We do not expect any governmental regulations to have an impact on our planned business operations. Existing laws with which we must comply cover issues that include:

●	Corporate Taxes
●	Environmental

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New laws may impact our ability to market our products in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

Employees

As of August 20, 2015, we have no full time employees. Our President and Chief Executive Officer, Brian Woodland, spends approximately 30 hours per week on the Company’s matters. We believe this is sufficient time to successfully implement our business plan and further commence our operations. We plan to employ more qualified employees in the near future.

Item 1A. Risk Factors.

Smaller reporting companies are not required to provide the information required by this item.

Item 1B. Unresolved Staff Comments.

Smaller reporting companies are not required to provide the information required by this item.

Item 2. Properties.

Our principal office is located at 7 Grove Street, Topsfield, MA 01983. Our primary telephone number is (978) 887-5981.

Item 3. Legal Proceedings.

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Item 4. Mine Safety Disclosures.

Not Applicable.

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DESCRIPTION OF PROPERTY

As of April 30, 2015, real estate that we own through our subsidiaries consisted of two properties:

7 Grove Street, Topsfield, Ma 01983.

●	Description: 12,000 Square foot, Business Office, Retail and Professional Space
●	Status: Rented at 100% occupancy. Lease term: 3-Year
●	Owner: Grove Realty Partners, LLC
●	Purchase Price: $2.025 million
●	Mortgage Debt as of April 30, 2015: $1,425,982

58 Main Street, Topsfield, Ma 01983

●	Description: 4,000 Square foot, Commercial Building
●	Status: Rented 100% occupancy. Lease term: 3-Year
●	Owner: Walker Partners, LLC
●	Purchase Price: $503,000
●	Mortgage Debt as of April 30, 2015: $542,694

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LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Price Range of Common Stock

Our common stock is quoted on the OTC PINK under the symbol “MIFC.” The OTC PINK is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTC PINK equity security generally is any equity that is not listed or traded on a national securities exchange. Although the stock is quoted on the OTC PINK, there has been no active trading activity.

HOLDERS

As of August 20, 2015 we had eight (8) record holders of our common stock, holding 1,796,875 shares of common stock.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not intend to declare dividends in the foreseeable future because we anticipate that we will reinvest any future earnings into the development and growth of our business. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our Board of Directors in its discretion deems relevant.

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TRANSFER AGENT AND REGISTRAR

The transfer agent for our common stock is American Registrar & Transfer Co. located at342 East 900 South, Salt Lake City, Utah 84111, and its telephone number is (801) 363-9065.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended April 30, 2015 and 2014 should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this Registration Statement. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.  See “Forward-Looking Statements.”

Overview

Magnolia Lane Income Fund was incorporated in the state of Delaware on May 12, 2009. We were formed to commence business as a stock agent in the wool trade.

On May 13, 2013, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Ian Raleigh and Michael Raleigh (the “Sellers”) and Magnolia Lane Financial, Inc. (the “Purchaser”), whereby the Purchaser purchased from the Sellers, 10,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), representing approximately 69.57% of the issued and outstanding shares of the Company. As a result, the Purchaser became the majority shareholder of the Company.

In connection with the Stock Purchase Agreement, we have ceased pursuing our prior business plan and have begun focusing on our new business which is to manage and invest in real property.  Our current Chief Executive Officer and sole director, Brian Woodland, has numerous years in the real estate acquisition, syndication and asset management business. We intend to acquire real estate in small markets with high degrees of safety to provide income streams to our shareholders.  In addition, we will develop property, syndicate, manage and acquire property for capital appreciation.

In connection with this change of control and change of business, we have conducted a name change and reverse stock split. On August 1, 2013, we filed a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) to change its name from “Palmerston Stock Agency, Inc.” to “Magnolia Lane Income Fund” (the “Name Change”) and to memorialize a 8 to 1 reverse stock split (the “Stock Split”). The Amendment was effective as of August 1, 2013.

On August 12, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate the Name Change and Stock Split.  FINRA also confirmed that the new stock symbol is MIFC.

On December 23, 2013, a shareholder of ours, Magnolia Lane Financial, entered into three separate LLC Membership Interest Purchase and Sale Agreements for the acquisition of two limited liability companies, Grove Realty Partners, LLC and Walker Partners, LLC (the “Acquisition Agreements”). Pursuant to the Acquisition Agreements, Magnolia Lane Financial acquired 100% of the equity interests in Grove Realty Partners, LLC and Walker Partners, LLC. As consideration for the acquisition, Magnolia Lane Financial transferred 134,574 shares of our Common Stock to WS Advantage and Phalanx Wealth Management (the “Consideration Shares”). For purposes of the Acquisition Agreements, the parties valued the shares at $16.60 per share for a total purchase price of $2,233,928. Prior to this transaction, Magnolia Lane Financial owned 1,250,000 shares of our common stock and now owns 1,115,426 shares of our common stock. WS Advantage, LP owns 115,347 shares of our common stock and Phalanx Partners, LLC owns 19,227 shares of our common stock.

Subsequently, on January 16, 2014, we entered into an LLC Membership Interest Purchase and Sale Agreement with Magnolia Lane Financial, Inc. (the “Agreement”). Pursuant to the Agreement, we acquired all rights, title and interest to all assets of Magnolia Lane Financial, including the assets acquired in the Acquisition Agreements, for a total purchase price of $3,000.

Limited Operating History

We have only begun generating modest revenue, have a limited financial history and have limited capital. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Going Concern

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

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Results of Operations

For the years ended April 30, 2015 and 2014

Our rental revenue for the fiscal year ended April 30, 2015 reflects the contribution of rental properties to the Company on January 16, 2014. Revenues were $248,351 as compared to $214,235 in revenue for the fiscal year ended April 30, 2014. The increase in rental revenue of $34,116 is primarily the result of an increase in revenue to new leasing activity (TASR and Competitive Energy) and partial annual contribution for the rents last January as the buildings were contributed in January, 2015. Operating expenses for the fiscal year ended April 30, 2015 totaled $435,645, resulting in a loss of $187,294 as compared with operating expenses of $413,335 for the fiscal year ended April 30, 2014. The increase of $22,310 in our operation expenses was primarily due to an increase in repairs, maintenance and utilities.

Liquidity and Capital Resources

As of April 30, 2015 we had $17,286 cash on hand.

As of April 30, 2015, the Company had a stockholders’ deficit of $203,694. For the fiscal years ended April 30, 2015 and 2014, the Company had a net loss of $187,294 and $199,100, respectively. The Company’s stockholders’ deficiency is primarily due to, among other reasons, interest expenses and general administrative expenses.

Net cash provided by operating activities was $13,985 for the fiscal year ended April 30, 2015 as compared to cash used in operating activities of $119,280 for the fiscal year ended April 30, 2014.

Net cash used in investing activities was $9,493 for the fiscal year ended April 30, 2015 as compared to cash used in investing activities of $50,298 for the fiscal year ended April 30, 2014.

Net cash used by financing activities amounted to $6,585 for the fiscal year ended April 30, 2015 as compared to cash used by financing activities of $186,727 for the fiscal year ended April 30, 2014.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Our principal sources of liquidity include cash from rental revenue and loans from a related party to cover mortgage obligations.

Mortgage Obligations

58 Main Street

On January 16, 2014, the Company assumed a mortgage note payable to a third-party, unrelated to the seller, on a property located at 58 Main Street, Topsfield, Massachusetts.   The note bears interest at 6.75% per annum and is due August 26, 2019.  Monthly principal and interest payments totaling $4,320 started on September 26, 2009 and will continue through the maturity date.  The mortgage note is secured by the property. At maturity, the balloon payment will be due in full. The remaining principal balance as of April 30, 2015 was $542,694.

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7 Grove Street

On January 16, 2014, the Company assumed a mortgage note payable to a third-party, unrelated to the seller, on a property located at 7 Grove Street, Topsfield, Massachusetts.   The note bore interest at 7.9 % per annum and was scheduled to mature on September 5, 2032.  Monthly payments of $17,775 started on October 5, 2008.  The mortgage note was secured by the property. At maturity, the balloon payment was to be due in full.

On April 12, 2014, the mortgage note payable on the property at 7 Grove Street was paid in full by its majority shareholder. On that same date, a new mortgage payable was established between the Company and its majority shareholder for an amount equal to the balance that was remaining on the original mortgage. The new related party mortgage payable began on April 12, 2014 and is a 5-year fixed loan at 5.5% interest, with a balloon payment on May 15, 2019 for the outstanding balance. Interest only payments until maturity began on May 15, 2014 in the amount of $6,536.

Related Party Transactions

From time to time, the Company receives loans and advances from Phalanx Partners and WS Advantage LP for working capital purposes.  Phalanx Partners and WS Advantage LP formerly held equity interests in Grove Realty Partners, LLC and Walker Partners, LLC and are currently controlled by the Company’s president and are shareholders.

An aggregate of $454,581 has been received from related parties for working capital purposes and debt and expenses paid on the Company’s behalf. These advances are interest-free and payable upon demand. During the fiscal years ended April 30, 2015 and 2014, the Company has imputed interest expense of $27,991 and $0, respectively.

During the fiscal years ended April 30, 2015 and 2014, the Company received $36,000 in rental income from Phalanx Partners, who occupies an office in one of the Company’s properties.

We believe that our currently available working capital and availability of loans from related parties referred to above should be adequate to sustain our operations at the current level for the next twelve months. Should we not be able to meet our current financial needs, the Company will seek alternative methods of financing, such as issuing convertible debt or introducing additional shares of its common stock into the market.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements

Critical Accounting Policies and Estimates

Rental Property, Net

Rental property assets are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the asset.

We capitalize replacements and improvements, such as HVAC equipment, structural replacements, windows, appliances, flooring, carpeting and renovations. Ordinary repairs and maintenance, such as unit cleaning, painting and appliance repairs, are expensed when incurred.

Asset	Useful Life (in years)
Building	30 years
Land	Indefinite
Building Improvements	30 years

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Impairment of Real Estate Investments

The Company assesses on a regular basis whether there are any indicators that the carrying value of rental property assets may be impaired. Potential indicators may include an increase in vacancy at a property, tenant reduction in utilization of a property, tenant financial instability and the potential sale of the property in the near future. An asset is determined to be impaired if the asset’s carrying value is in excess of its estimated fair value.

Recent Accounting Pronouncements

There are no new accounting pronouncements that are expected to have a material impact on the Company's financial position or results of operations.

Critical Accounting Policies and Estimates

Rental Property, Net

Rental property assets are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the asset.

We capitalize replacements and improvements, such as HVAC equipment, structural replacements, windows, appliances, flooring, carpeting and renovations. Ordinary repairs and maintenance, such as unit cleaning, painting and appliance repairs, are expensed when incurred.

Asset	Useful Life (in years)
Building	30 years
Land	Indefinite
Building Improvements	30 years

Impairment of Real Estate Investments

The Company assesses on a regular basis whether there are any indicators that the carrying value of rental property assets may be impaired. Potential indicators may include an increase in vacancy at a property, tenant reduction in utilization of a property, tenant financial instability and the potential sale of the property in the near future. An asset is determined to be impaired if the asset’s carrying value is in excess of its estimated fair value.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and key employees are listed below. The number of directors is determined by our board of directors. All directors hold office until the next annual meeting of the board or until their successors have been duly elected and qualified. Officers are elected by the board of directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.

Name	Age	Principal Positions With Us
Brian Woodland	43	President, Chief Executive Officer and Director

Set forth below is a brief description of the background and business experience of our director and executive officer for the past five years.

Brian Woodland, age 43, Brian has 20 years of investment management experience. He has specialized in managing portfolios for individuals and small institutions during his career. He has also worked closely with trading desks, research analysts, and buy-side portfolio managers at different firms during his career. Brian began his career with Winthrop Securities in 1992. In 1993 joined Olde Financial and became an assistant Branch Manager. Brian joined Cowen & Company in 1996, as a Vice President in the Private Client Group, working with small institutions and private clients. Cowen was widely recognized for its research excellence, specifically in the areas of Technology and Healthcare.

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Brian joined Salomon Smith Barney as a Senior Vice President of Investments in Boston, MA in 2000. Mr. Woodland managed portfolios for individuals, small institutions, and advised small institutional clients of the firm. Brian was certified as a Financial Planning Specialist for the firm in 2003. Brian left Smith Barney to start Woodland Asset Management in 2006, where he managed portfolios for private clients and small institutions. In 2008, Brian founded and became President of Phalanx Trading, LLC. In 2009, Brian also rebranded WAM into Phalanx Wealth Management in 2009.

Brian holds the Series 7, 8, 22, 24, 63, and 65 individual securities industry qualifying examinations.

Family Relationships

Because Mr. Woodland serves as our sole executive officer and director, there are no family relationships between our director and executive officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Board Committees

Our Board of Directors has no separate committees and our Board of Directors acts as the audit committee and the compensation committee.  We do not have an audit committee financial expert serving on our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto, furnished to us, we believe that as of the end of our fiscal year, April 30, 2014, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements, with the exception of our officers, directors and greater than 10 percent beneficial owners listed in the table below:

Name	Number of Unfiled Reports	Number and Description of Transactions Not Reported

Brian Woodland	1	1 transaction was not reported (upon the Change of Control, he was appointed the sole officer and director and purchased 1,250,000 shares, or 69.57%, of common stock owned indirectly through Magnolia Lane Financial, Inc, Phalanx Partners, LLC and WS Advantage LP).

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, because of the small number of persons involved in the management of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the years ended April 30, 2015 and April 30, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Brian Woodland,	2014	$0	$0	$0	$0	$0	$0	0	$0
President, Chief Executive Officer	2015	$0	$0	$0	$0	$0	$0	$0	$0

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Outstanding Equity Awards at Fiscal Year-End Table

There were no outstanding equity awards at April 30, 2015 and April 30, 2014.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We currently do not have an employment agreement with Mr. Brian Woodland.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Certain Relationships and Related Transactions, and Director Independence

Related parties to the Company include, but are not limited to, officers, directors, and shareholders. From time to time, the Company receives loans and advances from Phalanx Partners and WS Advantage LP for working capital purposes. Phalanx Partners and WS Advantage LP formerly held equity interests in Grove Realty Partners, LLC and Walker Partners, LLC and are currently shareholders and controlled by the Company’s president.

An aggregate of $441,516 was received by related parties during the twelve-months ended April 30, 2014 for working capital purposes and debt and expenses paid on the Company’s behalf. These advances are interest-free and payable upon demand.

During the twelve months ended April 30, 2014, the Company received $36,000 in rental income from Phalanx Partners, who occupies an office in one of the Company’s properties.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●

been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

21

●

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of August 20, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of August 20, 2015. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of February 18, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name	Number of Shares Beneficially Owned		Percent of Class
Director and Officer
Brian Woodland, President and Chief Executive Officer 7 Grove Street Topsfield, MA 01983	1,581,251	(1)	87.99%

(1) Owned indirectly through Magnolia Lane Financial, Inc, Phalanx Partners, LLC and WS Advantage LP.

Securities Authorized For Issuance Under Equity Compensation Plans

There are no securities authorized for issuance under an Equity Compensation Plan.

22

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

23

MAGNOLIA LANE INCOME FUND

(fka PALMERSTON STOCK AGENCY, INC.)

April 30, 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Magnolia Lane
Income Fund Topsfield,
Massachusetts

We have audited the accompanying consolidated balance sheets of Magnolia Lane Income Fund (the "Company") as of April 30, 2015 and 2014, and the related consolidated statements of operations stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Magnolia Lane Income Fund as of April 30, 2015 and 2014 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the

United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has an accumulated deficit of $507,846 and stockholders' deficit of $203,694. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

New York, New York

July 29, 2015

F-2

MAGNOLIA LANE INCOME FUND

Consolidated Balance Sheets

	April 30, 2015	April 30, 2014
		As Revised
		(See Note 2)

ASSETS

Rental property, net	$2,289,618	$2,373,763
Cash	17,286	19,379
Restricted cash	13,799	15,559
Accounts receivable	1,225	1,750

Total Assets	$2,321,928	$2,410,451

LIABILITIES AND STOCKHOLDERS DEFICIT

Mortgage payable	$542,694	$558,176
Related party mortgage payable	1,425,982	1,425,982
Accounts payable and accrued expenses	103,465	22,500
Deferred revenue	-	4,800
Security deposits	2,900	1,700
Loans payable – related parties	450,581	441,684

Total Liabilities	2,525,622	2,454,842

STOCKHOLDERS' DEFICIT:
Preferred stock: par value $0.0001; 100,000,000 shares authorized; None issued or outstanding	-	-
Common stock: par value $0.0001; 200,000,000 shares authorized; 1,796,875 and 1,796,875 shares issued and outstanding, respectively	180	180
Additional paid-in capital	303,972	275,981
Accumulated deficit	(507,846)	(320,552)

Total Stockholders' Deficit	(203,694)	(44,391)

Total Liabilities and Stockholders' Deficit	$2,321,928	$2,410, 451

See accompanying notes to the consolidated financial statements.

F-3

MAGNOLIA LANE INCOME FUND

Consolidated Statements of Operations

	For the year	For the year
	ended	ended
	April 30, 2015	April 30, 2014
		As Revised
		(See Note 2)

RENTAL REVENUE	$248,351	$214,235

OPERATING EXPENSES
Operating costs	91,813	72,443
Professional fees	91,764	62,275
Repairs and maintenance	20,519	18,161
Depreciation	93,638	90,228
Interest expense	137,911	170,228

Total operating expenses	435,645	413,335

NET LOSS	$(187,294)	$(199,100)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.10)	$(0.11)

Weighted average common shares outstanding
- basic and diluted	1,796,875	1,796,875

See accompanying notes to the consolidated financial statements.

F-4

MAGNOLIA LANE INCOME FUND

Consolidated Statements of Cash Flows

	For the year	For the year
	ended	ended
	April 30, 2015	April 30, 2014
		As Revised
		(See Note 2)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(187,294)	$(199,100)
Adjustments to reconcile net loss to net cash used in/(provided by) operating activities:
Depreciation and amortization	93,638	90,228
Imputed interest	27,991	-
Changes in operating assets and liabilities:
Accounts receivable	525	13,300
Accounts payable and accrued expenses	80,965	(17,144)
Deferred revenue	(4,800)	4,800
Security deposits	1,200	(1,828)
Restricted cash	1,760	(9,536)

Net cash provided by / (used in) operating activities	13,985	(119,280)

CASH FLOWS FROM INVESTING ACTIVITIES:
Building Improvements	(9,493)	(47,298)
Purchase of LLC interests	-	(3,000)

Net cash used in investing activities	(9,493)	(50,298)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from shareholders	8,897	441,684
Proceeds from mortgage payable - related party	-	1,425,982
Repayments of mortgages payable	(15,482)	(1,728,353)
Capital contribution	-	47,414

Net cash (used in)/provided by financing activities	(6,585)	186,727

NET CHANGE IN CASH	(2,093)	17,149

Cash at beginning of year	19,379	2,230

Cash at end of year	$17,286	$19,379

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for interest	$106,921	$127,860

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Assets contributed by stockholder	$-	$2,492,306
Liabilities contributed by stockholder	$-	$2,317,469
Imputed interest on stockholder loans	$27,991	$-

See accompanying notes to the consolidated financial statements.

F-5

MAGNOLIA LANE INCOME FUND

Consolidated Statement of Stockholders' Deficit

			ADDITIONAL			TOTAL
		COMMON	PAID-IN		ACCUMULATED	STOCKHOLDERS'
	SHARES	STOCK	CAPITAL		DEFICIT	DEFICIENCY

Total, April 30, 2013	1,796,875	$180	$73,858		$(121,452)	$(47,414)

Capital Contribution			47,414			47,414

Net assets contributed from entity under common control			154,709	*		154,709	*

Net Loss				*	(199,100)*	(199,100	)*

Total, April 30, 2014	1,796,875	$180	$275,981	*	$(320,552)*	$(44,391	)*

Imputed interest on related party debt	-	-	27,991			27,991

Net Loss					(187,294)	(187,294)

Total, April 30, 2015	1,796,875	$180	$303,972		$(507,846)	$(203,694)

* Prior-period amounts have been revised to reflect an immaterial adjustment of additional paid-in capital and depreciation expense. Summary of Significant Accounting Policies Note 2, Revisions of previous issued financial statements.

See accompanying notes to the consolidated financial statements.

F-6

MAGNOLIA LANE INCOME FUND

(fka PALMERSTON STOCK AGENCY, INC.)

As of and for the Years Ended April 30, 2015 and 2014

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Magnolia Lane Income Fund, formerly known as Palmerston Stock Agency, Inc.  (the “Company,” ”We,” “Ours,” “Us”), was incorporated on May 12, 2009 under the laws of the State of Delaware. The Company was originally formed to commence business as a stock agent in the wool trade.

On May 13, 2013, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Ian Raleigh and Michael Raleigh (the “Sellers”) and Magnolia Lane Financial, Inc. (the “Purchaser”), whereby the Purchaser purchased from the Sellers, 10,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), representing approximately 69.57% of the issued and outstanding shares of the Company. As a result, the Purchaser became the majority shareholder of the Company.

In connection with the Stock Purchase Agreement, we have ceased pursuing our prior business plan and have begun focusing on our new business which is to manage and invest in real property. Our current Chief Executive Officer, Chief Financial Officer and sole director, Brian Woodland, has numerous years in the real estate acquisition, syndication and asset management business. We intend to acquire real estate in small markets with high degrees of safety to provide income streams to our shareholders. In addition, we will develop property, syndicate, manage and acquire property for capital appreciation.

On January 16, 2014, the Company entered into an LLC Membership Interest Purchase and Sale Agreement with Magnolia Lane Financial, Inc. (a shareholder). Pursuant to the Agreement, all rights, title and interest of two commercial real estate properties in Massachusetts were contributed to the Company. (See Note 4)

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, the rules and regulations of the United States Securities and Exchange Commission.

Revisions of Previously Issued Financial Statements

In connection with the preparation of the consolidated financial statements of the Company for the year ended April 30, 2015, the Company identified certain errors in its previously issued consolidated financial statements for the year ended April 30, 2014. The errors related to the understatement of depreciation expense due to an incorrect allocation of cost between the building and land on one of its properties.

F-7

In accordance with SEC Staff Accounting Bulletin No. 99, Materiality, codified in ASC 250 (“ASC 250”), Presentation of Financial Statements, and SAB 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Consolidated Statements of Income, Balance Sheets, Shareholders Equity and Cash Flows, also codified in ASC 250, management assessed the materiality of the errors from a qualitative and quantitative basis and concluded that these errors were immaterial to its previously issued consolidated financial statements. Management concluded that the errors were material if not corrected in the current years’ consolidated financial statements. Therefore, in accordance with ASC 250, the consolidated financial statements as of April 30, 2014, which are presented herein, have been revised in this 2015 Annual Report on Form 10-K.

	April 30, 2014
	As	As Previously
Balance Sheet	revised	presented	Difference
Rental property, net	$2,373,763	$2,399,022	$(25,259)
Additional paid-in capital	275,981	296,109	(20,128)
Accumulated deficit	$(320,552)	$(315,421)	$(5,131)

Income Statement
Depreciation expense	$90,228	$85,097	$5,131
Net Loss	$(199,100)	$(193,969)	$(5,131)

Cash flows
Net Loss	$(199,100)	$(193,969)	$(5,131)
Depreciation expense	$90,228	$85,097	$5,131

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.11)	$(0.11)	$-

Principles of consolidation

The accompanying consolidated financial statements represent the consolidated financial position and results of operations of the Company and include the accounts and results of operations of the Company and its subsidiaries. The accompanying financial statements include the active entity of Magnolia Lane Income Fund and its wholly owned subsidiaries, Walker Partners, LLC and Grove Realty Partners, LLC.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-8

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Restricted Cash

Restricted cash consists of cash and cash equivalents that are restricted as to withdrawal or use under the terms of certain contractual agreements. The Company’s restricted cash is reserved for real estate taxes on both of its properties.

Concentrations

Concentration in a geographic area

The Company operates in the real estate industry and the operations are concentrated in the State of Massachusetts.

Rental Property, Net

Rental property assets are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the asset.

We capitalize replacements and improvements, such as HVAC equipment, structural replacements, windows, appliances, flooring, carpeting and renovations. Ordinary repairs and maintenance, such as unit cleaning, painting and appliance repairs, are expensed when incurred.

Asset	Useful Life (in years)
Building	30 years
Land	Indefinite
Building Improvements	30 years

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the Financial Accounting Standards Board Accounting Standards Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period.

There were no potentially dilutive shares outstanding for any periods presented.

Income Taxes

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows the provisions of Income Taxes Topic of the FASB Accounting Standards Codification, which provides clarification on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, disclosure and transition. At April 30, 2015, no significant income tax uncertainties have been included in the Company’s Balance Sheets. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the Statements of Operations. No interest and penalties are present for periods open.

F-9

The Company is subject to the United States federal and state income tax examinations by the tax authorities for the 2015, 2014, and 2013 tax years.

Property Revenue Recognition

Our commercial property leases are for varied terms ranging from month-to-month to 3 years. Rental income is recognized on a straight-line basis over the term of the lease.

Rent concessions, including free rent incurred in connection with commercial property leases, are amortized on a straight-line basis over the terms of the related leases and are charged as a reduction of rental revenue.

Impairment of Real Estate Investments

The Company assesses on a regular basis whether there are any indicators that the carrying value of rental property assets may be impaired. Potential indicators may include an increase in vacancy at a property, tenant reduction in utilization of a property, tenant financial instability and the potential sale of the property in the near future. An asset is determined to be impaired if the asset’s carrying value is in excess of its estimated fair value.

Deferred Revenue

From time to time, rental payments may be paid by tenants, but not earned yet by the Company. Such revenue is initially recorded as a deferred liability and is recognized as revenue once earned. As of April 30, 2015 and 2014, the Company had $0 and $4,800 in deferred revenue, respectively.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $507,846 and a stockholders’ deficit of $203,694. These conditions raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 – ASSETS CONTRIBUTED

On December 23, 2013, a shareholder of the Company, Magnolia Lane Financial, Inc. entered into three separate LLC Membership Interest Purchase and Sale Agreements for the acquisition of two limited liability companies; Grove Realty Partners, LLC and Walker Partners, LLC. Pursuant to the Membership Interest Purchase and Sale Agreements, Magnolia Lane Financial, Inc. acquired 100% of the equity interests in Grove Realty Partners, LLC and Walker Partners, LLC.

F-10

Each of the entities acquired hold commercial real estate properties. More specifically,

●	Grove Realty Partners, LLC holds a single commercial property located at 7 Grove St., Topsfield, Massachusetts.

●	Walker Partners, LLC holds a single commercial property located at 58 Main St., Topsfield, Massachusetts.

Subsequent to the Membership Interest Purchase described above, on January 16, 2014, the Company entered into an LLC Membership Interest Purchase and Sale Agreement with Magnolia Lane Financial, Inc. Pursuant to the Agreement, Magnolia Lane Financial, Inc. contributed all rights, title and interest of Magnolia Lane Financial to the Company for total consideration of $3,000.

Because of the related party nature of this transaction, the Company recorded this as a contribution of capital. Assets and liabilities contributed were recorded at their carrying amounts at the date of the transfer. The results of operations included in the financial statements are reported as though the contribution had occurred on May 12, 2013, which is the date that common control was first established among the related parties.

The Company recorded the contribution at carrying value. The net of $2,472,178 in assets contributed and $2,317,469 in liabilities assumed was recorded as a contribution of capital to the Company in the amount of $154,709.

Cash	$13,730
Cash – escrow	6,023
Accounts receivable	15,050
Related Party note receivable	10,000
Real property, net	2,427,375
Deferred tax asset	458,324
Valuation allowance on deferred tax asset	(458,324)
Assets contributed	$2,472,178
Security deposits	(3,528)
Mortgage notes payable	(2,313,941)
Liabilities assumed	$(2,317,469)

Net assets contributed	$154,709

NOTE 5 – RENTAL PROPERTY, NET

Rental Property, Net consisted of the following at April 30, 2015 and April 30, 2014:

	April 30, 2015	April 30, 2014 As Revised See Note 2
Land	120,733	120,733
Buildings	2,695,016	2,695,016
Leasehold Improvements	130,731	121,238
Accumulated Depreciation	(656,862)	(563,224)
Net, Real Estate Investments	2,289,618	2,373,763

F-11

As of April 30, 2014, real estate investments consisted of two properties:

58 Main St. Topsfield, Ma 01983

●	Description: 4,000 Square foot, Commercial Building

●	Status: Rented 100% occupancy. Lease term: 3-Year

●	Owner: Walker Partners, LLC

●	Purchase Price: $503,000

●	Mortgage Debt as of April 30, 2015: $542,694

7 Grove St., Topsfield, Ma 01983

●	Description: 12,000 Square foot, Business Office, Retail and Professional Space

●	Status: Rented at 100% occupancy. Lease term: 3-Year

●	Owner: Grove Realty Partners, LLC

●	Purchase Price: $2.025 million

●	Mortgage Debt as of April 30, 2015: $1,425,982

For the years ended April 30, 2015 and 2014, the Company recognized revenues of $248,351 and $214,235, respectively. Rent for the year ended April 30, 2015 and 2014 included $36,000 from a related party who occupies an office in one of the Company’s properties.

Depreciation expense for the years ended April 30, 2015 and 2014 totaled $93,638 and $90,228, respectively.

NOTE 6 – MORTGAGE AND RELATED PARTY NOTES PAYABLE

58 Main Street

On January 16, 2014, the Company assumed a mortgage note payable to a third-party, unrelated to the seller, on the property located at 58 Main Street, Topsfield, Massachusetts.   The note bears interest at 6.75% per annum and is due August 26, 2019.  Monthly principle and interest payments totaling $4,320 started on September 26, 2009 and will continue through the maturity date.  The mortgage note is secured by the underlying property. At maturity, the balloon payment of $481,454 will be due in full. The remaining principal balance as of April 30, 2015 and 2014 is $542,694 and $558,177, respectively.

7 Grove Street

On January 16, 2014, the Company assumed a mortgage note payable to a third-party, unrelated to the seller, on the property located at 7 Grove Street, Topsfield, Massachusetts.   The note bore interest at 7.9 % per annum and was scheduled to mature on September 5, 2032.  Monthly payments of $17,775 started on October 5, 2008.  The mortgage note was secured by a mortgage on the property. At maturity, the balloon payment was to be due in full.

On April 12, 2014, the mortgage note payable on the property at 7 Grove Street was paid in full by a shareholder. On that same date, a new mortgage payable was established between the Company and the shareholder for an amount equal to the balance that was remaining on the original mortgage.  The new related party mortgage payable began on April 12, 2014 and is a 5-year fixed loan at 5.5% interest, with a balloon payment on May 15, 2019 for the outstanding balance.  Interest only payments began on May 15, 2014 in the amount of $6,536.

Future principle requirements on long-term debt for fiscal years ending after April 30, 2015 are as follows:

Mortgage Payable - Related Party		Mortgage Payable
For fiscal year ending	Future Payout	For fiscal year ending	Future Payout
2016	$-	2016	$12,051
2017	-	2017	15,291
2018		2018	16,371
2019	-	2019	17,527
2020 and thereafter	1,425,982	2020 and thereafter	481,454
Total	$1,425,982	Total	$542,694

F-12

NOTE 7 – FUTURE RENTS AND TENANT CONCENTRATION

The Company’s revenue is derived from property leases with varied lease terms. The following table represents future minimum rents to be received under non-cancelable leases with terms of twelve months or more as of April 30, 2015:

Future Rents
2015	$88,236
2016	93,457
2017	11,172
Thereafter	-
$192,865

For the year ended April 30, 2015, two tenants represented approximately 17% and 14% of the Company’s revenue. For the year ended April 30, 2014, two tenants represented approximately 19% and 15% of the Company’s revenue.

NOTE 8 – RELATED PARTY TRANSACTIONS

Related parties to the Company include, but are not limited to, officers, directors, and shareholders. From time to time, the Company receives loans and advances from Phalanx Partners and WS Advantage LP for working capital purposes. Phalanx Partners and WS Advantage LP formerly held equity interests in Grove Realty Partners, LLC and Walker Partners, LLC and are currently shareholders and controlled by the Company’s president.

An aggregate of $454,581 has been received from related parties for working capital purposes and debt and expenses paid on the Company’s behalf. These advances are interest-free and payable upon demand. During the year ended April 30, 2015 and 2014 the Company imputed interest expense of $27,991 and $0, respectively.

During the years ended April 30, 2015 and 2014, the Company received $36,000 in rental income from Phalanx Partners, who occupies an office in one of the Company’s properties.

NOTE 9 - STOCKHOLDERS’ EQUITY

Preferred stock

Preferred stock includes 100,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common stock

Common Stock includes 200,000,000 shares authorized at a par value of $0.0001, of which 10,000,000 have been issued for the amount of $1,000 on May 12, 2009 to the Company’s officers as founders’ shares.

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On May 13, 2013, we entered into a stock purchase agreement with Ian Raleigh and Michael Raleigh (the “Sellers”) and Magnolia Lane Financial, Inc. (the “Purchaser”), whereby the Purchaser purchased from the Sellers, 10,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), representing approximately 69.57% of the issued and outstanding shares of the Company. As a result, the Purchaser became the majority shareholder of the Company.

On July 22, 2013, the Company authorized a 1:8 reverse split of its common shares. Prior to the split, the Company had 14,375,000 shares and post-split shares outstanding are 1,796,875.

Capital Contribution

As a result of the contribution of member interests of Grove Realty Partners, LLC and Walker Partners, LLC on January 16, 2014, the Company recorded $154,709 as contributed capital, representing the net of assets acquired and liabilities assumed.

NOTE 10 – INCOME TAXES

FASB ASC 740-10 provides guidance for the recognition and measurement of certain tax positions in an enterprise’s financial statements. Recognition involves a determination of whether it is more likely than not that a tax position will be sustained upon examination with the presumption that the tax position will be examined by the appropriate taxing authority having full knowledge of all relevant information.

Pursuant to FASB ASC 740-10-10, an entity recognizes deferred tax assets and liabilities for future tax consequences or events that have been previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

At April 30, 2015, the Company has net operating loss (“NOL”) carry–forwards for Federal income tax purposes of approximately $389,317 that may be offset against future taxable income through 2035.  Due to changes in ownership, approximately $121,000 of the NOL carry-forward may be subject to certain annual limitations imposed under Section 382 of the Internal Revenue Code. At this time, the amount of the limitation has not been determined, since the Company has not completed its Section 382 study. Deferred tax assets would arise from the recognition of anticipated utilization of these net operating losses to offset future taxable income. No tax benefit has been reported with respect to these deferred tax assets in the accompanying financial statements because of Management’s assertion that it is more likely than not that the Company’s deferred tax assets of $596,111 will not be realized and accordingly, the deferred tax assets are offset by a full valuation allowance.

Deferred Tax Assets	April 30, 2015	April 30, 2014
Net Operating Loss	$155,727	$68,631
Book to tax basis difference on depreciable assets	440,384	480,016
Total Deferred Tax Asset	596,111	548,647
Valuation allowance	(596,111)	(548,647)
Net Deferred Tax Asset	$-	$-

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported.

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PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is August 20, 2015

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PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$87.70
Transfer Agent Fees*	$0.00
Accounting fees and expenses*	$5,000
Legal fees and expenses*	$10,000
Blue Sky fees and expenses*	$0.00
Total*	$15,087.70

* Estimated

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Szaferman Lakind Blumstein & Blader, PC**
23.1	Consent of Baker Tilly Virchow Krause, LLP**
23.2	Consent of Counsel (filed as Exhibit 5.1)**

*   Previously filed on Form S-1 dated November 12, 2010.

** File herewith.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNOLIA LANE INCOME FUND

Date: August 20, 2015	By:	/s/ Brian Woodland
Brian Woodland
President and Chief Financial Officer
(Duly Authorized Officer, Principal Executive Officer , and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Brian Woodland	Chief Executive Officer, Principal Executive Officer and	August 20, 2015
Brian Woodland	Principal Financial and Accounting Officer

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